Filed pursuant to Rule 424(b)(3)
Registration No. 333-193205

PROSPECTUS SUPPLEMENT
(To prospectus dated January 6, 2014)

800,000 Shares

Centene Corporation
Common Stock

This is an offering of shares of the common stock of Centene Corporation. The selling stockholder identified in this prospectus supplement is offering 800,000 shares of our common stock. We will not receive any proceeds from the sale of shares in this offering.
Our common stock trades on the New York Stock Exchange under the symbol “CNC.” The last reported sale price of our common stock on January 27, 2014 was $61.05.
Investing in our common stock involves risks. See “Risk Factors” section beginning on page 2 of the accompanying prospectus and the documents incorporated by reference herein, including our quarterly report on Form 10-Q for the quarter ending September 30, 2013, to read about risks that you should consider before buying shares of our common stock.

	Per Share	Total
Price to the public	$59.80	$47,840,000
Underwriting discounts and commissions	$0.83	$664,000
Proceeds to the selling stockholder (before expenses)	$58.97	$47,176,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Barclays expects to deliver the shares on or about January 31, 2014.

Barclays
Prospectus Supplement dated January 27, 2014.

You should read this document together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus. Neither we, the selling stockholder nor Barclays have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholder nor Barclays take responsibility for or provide any assurance as to the reliability of any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is comprised of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.
Unless the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms and “Centene” refer to Centene Corporation, together with its consolidated subsidiaries.
This document may only be used where it is legal to sell the shares of common stock. Certain jurisdictions may restrict the distribution of these documents and the offering of the shares of common stock. We require persons receiving these documents to inform themselves about and to observe any such restrictions. Neither we, the selling stockholder nor Barclays have taken any action that would permit an offering of the shares of common stock or the distribution of these documents in any jurisdiction that requires such action.

SELLING STOCKHOLDER
Unless otherwise noted, the following table sets forth information as of January 27, 2014 regarding the beneficial ownership of the common stock held by the selling stockholder.

	Shares Beneficially Owned Prior to This Offering		Number of Shares to be Sold in the Offering	Shares Beneficially Owned After This Offering
Selling Stockholder	Number	Percent		Number	Percent
Mark T. Mitchell	2,243,217	3.9%	800,000	1,443,217	2.5%

For further information regarding the acquisition of U.S. Medical Management, LLC, and the issuance of the shares to be sold in this offering in connection therewith, see our Current Reports on Form 8-K filed with the SEC on December 13, 2013 and January 10, 2014 incorporated by reference herein.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock purchased pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, referred to herein as the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, referred to herein as the IRS, in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, it does not address consequences relevant to Non-U.S. Holders subject to particular rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities that use a mark-to-market method of accounting;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code; and

•	tax-qualified retirement plans.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for United States federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As discussed under “Price Range of our Common Stock and Dividends” in our 2010 Prospectus Supplement, we do not currently anticipate paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock (other than certain distributions of our stock), such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute returns of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as gain from the disposition of the common stock and will be treated as described below under “-Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the applicable withholding agent with the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to further disclosure below, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 or more days during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest, referred to herein as a USRPI, by reason of our status as a U.S. real property holding corporation, referred to herein as a USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Federal Estate Tax
Shares of our common stock beneficially owned by an individual who is not a citizen of the United States or a resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S.-related broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax
Withholding taxes may be imposed under a regime commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends paid on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless

(1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will apply to payments of dividends on our common stock made on or after July 1, 2014, and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
Under the terms of an underwriting agreement, which we will file as an exhibit to our Current Report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, Barclays Capital Inc., as the underwriter in this offering, has agreed to purchase from the selling stockholder 800,000 shares of our common stock.
Our common stock is listed on the New York Stock Exchange under the symbol “CNC.”
The underwriting agreement provides that the underwriter's obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of our common stock offered hereby, if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholder to the underwriter are true;

•	there is no material change in our business or in the financial markets; and

•	we and the selling stockholder deliver customary closing documents to the underwriter.
Commissions and Expenses
The following table summarizes the underwriting discounts and commissions the selling stockholder will pay to the underwriter. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to the selling stockholder for the shares.

Per Share	$0.83
Total	$664,000
The underwriter has advised us that it proposes to offer the shares of our common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $0.40 per share. After the offering, the underwriter may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriter.
The expenses of this offering that are payable by the selling stockholder are estimated to be $25,000 (excluding underwriting discounts and commissions). We have agreed to pay one-half of any discounts, fees of the underwriter, selling brokers and dealer managers, but excluding attorneys’ fees incurred by the selling stockholder, and any transfer taxes payable on any shares incurred by the selling stockholder in connection with the offering, and any costs and expenses incurred by the selling stockholder related to its performance under the underwriting agreement.
Lock-ups

We, the selling stockholder and our named executive officers have agreed that, with limited exceptions, for a period of 30 days after the date of this prospectus supplement, we and they may not, without the prior written consent of Barclays Capital Inc., (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock (including, without limitation, shares of our common stock that may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and shares of our common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for shares of our common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing, in each case other than (A) the sale of our common stock by the selling stockholder pursuant to the underwriting agreement, (B) issuance of shares of common stock by us in connection with the acquisition of the securities, businesses, properties or other assets of another person, provided any recipients of such shares pursuant to such acquisition donee shall execute and deliver to Barclays Capital Inc. a lock-up agreement, and (C) transfers of shares of our common stock as a bona fide gift or gifts, provided that each transferee/donee shall execute and deliver to Barclays Capital Inc. a lock-up agreement and no filing by any transferee/donee under the Exchange or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5, Schedule 13D or Schedule 13G made after the expiration of the 30-day period referred to above).
Certain of named executive officers have established trading plans pursuant to Rule 10b5-1 and may sell, pledge, transfer or otherwise dispose, directly or indirectly, shares of our common stock pursuant to such plans during the 30-day lock-up period. In addition, in connection with the vesting of restricted stock units granted pursuant to equity incentive plans existing and as in effect on the date of this prospectus supplement, the executive officers will be permitted to sell a number of shares of common stock that is sufficient to generate net proceeds to satisfy the minimum tax withholding obligations in connection with such vesting. Should sales be made by such named executive officers pursuant to these trading plans or upon such vesting, reports on Form 4 will be filed with the SEC, if required by law. In addition, the restrictions detailed in the preceding paragraph do not prohibit such parties from entering a new trading plans pursuant to Rule 10b5-1 during the 30-day lock-up period, provided no sales are made under such new plans during the 30-day lock-up period.
Barclays Capital Inc. in its sole discretion, may release the common stock and other securities subject to the lock up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.
Indemnification
We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriter may be required to make for these liabilities.
Stabilization and Short Positions
The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, covering transactions or purchases for the purpose of pegging, fixing or maintaining the price of our common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. This short position would be a naked short position. The underwriter may close out any short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover short positions.

•
These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Electronic Distribution
A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.
Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's or any selling group member's website and any information contained in any other website maintained by the underwriter or any selling group member is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Stamp Taxes
If you purchase shares of our common stock offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.
Other Relationships
The underwriter and its related entities have engaged, and may in the future engage, in investment banking transactions with us in the ordinary course of its business. They have received, and expect to receive, customary compensation and expense reimbursement for these investment banking transactions. An affiliate of the underwriter is a lender under our revolving credit facility. In addition, in the ordinary course of their various business activities, the underwriter and its related entities may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriter and its related entities have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus supplement and accompanying prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus supplement and accompanying prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement and accompanying prospectus may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

•
in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus supplement and accompanying prospectus shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom
In connection with this offering, the underwriter is not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to its clients nor for providing advice in relation to this offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Australia
No prospectus supplement or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia, or the Corporations Act)) in relation to the securities has been or will be lodged with the Australian Securities & Investments Commission, or ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:
(a)you confirm and warrant that you are either:
(i)a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;
(ii)a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
(iii)a person associated with the company under section 708(12) of the Corporations Act; or
(iv)a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and
(b)you warrant and agree that you will not offer any of the securities for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirements to issue a disclosure document under section 708 of the Corporations Act.
Hong Kong
The securities may not be offered or sold in Hong Kong, by means of any documents, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under the Ordinance or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.
India
This prospectus supplement has not been and will not be registered as a prospectus with the Registrar of Companies in India or with the Securities and Exchange Board of India. This prospectus supplement or any other material relating to these securities is for information purposes only and may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India and in any event to not more than 50 persons in India. Further, persons into whose possession this prospectus supplement comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in these securities. Each prospective investor is also advised that any investment in these securities by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

Japan
No securities registration statement, or SRS, has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or FIEL, in relation to the securities. The securities are being offered in a private placement to "qualified institutional investors" (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance ordinance No. 14, as amended), or Qlls, under Article 2, Paragraph 3, Item 2 I of the FIEL. Any QII acquiring the securities in this offer may not transfer or resell those shares except to other Qlls.
Korea
The securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The securities have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the securities may not be resold to Korean residents unless the purchaser of the securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the securities.
Singapore
This prospectus supplement has not been registered as a prospectus within the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore, or the SFA, (ii) to a "relevant person" as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed and purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investment and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (however described) in the trust shall not be transferable within six months after that corporations or that trust has acquired the securities under Section 275 of the SFA except:
(i)to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;
(ii)(in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than SGD200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;
(iii)where no consideration is or will be given for the transfer; or
(iv)where the transfer is by operation of law.
Switzerland
This document as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus supplement do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.
The shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the Company from time to time.
This document as well as any other material relating to the shares is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Company. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.
Dubai International Financial Centre
This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.
By accepting this prospectus supplement, the recipient hereof represents and warrants that such recipient is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.
LEGAL MATTERS
The validity of the common stock offered hereby has been passed upon for us by Bryan Cave LLP, St. Louis, Missouri. Jaffe, Raitt, Heuer & Weiss, P.C. is representing the selling stockholder in connection with this offering. Davis Polk & Wardwell LLP is representing the underwriter in connection with this offering.

PROSPECTUS

Common Stock, $.001 par value

Up to 2,423,004 Shares

This Prospectus will be used from time to time by the selling stockholders to resell certain shares of common stock, par value $.001 per share, of Centene Corporation (“Centene”). The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we issued to such selling stockholder in connection with our acquisition of U.S. Medical Management, LLC. We will not receive any proceeds from the shares of common stock sold by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “CNC.” On January 3, 2014, the last sale price of our common stock as reported on the New York Stock Exchange was $58.92 per share.

The selling stockholders may sell the shares of common stock described in the Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 5 of this Prospectus for more information about how the selling stockholders may sell their shares of common stock.

Investing in our securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus is January 6, 2014

No dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted by applicable law. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. Under this automatic shelf registration process, the selling stockholders listed herein may, from time to time, sell shares of our common stock as described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained and incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information that is different. The selling stockholders are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted by applicable law. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained herein is correct as of any time subsequent to the date hereof or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to the date hereof.

Unless the context requires otherwise, in this prospectus the words “CENTENE,” “our company,” “we,” “us,” and “our” refer to Centene Corporation and its consolidated subsidiaries.

ii

SUMMARY
Overview
            We are a diversified, multi-line healthcare enterprise that provides programs and services to the rising number of under-insured and uninsured individuals. We provide member-focused services through locally based staff by assisting in accessing care, coordinating referrals to related health and social services and addressing member concerns and questions. We also provide education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services. We believe our local approach to managing our health plans, including member and provider services, enables us to provide accessible, quality, culturally-sensitive healthcare coverage to our communities. Our health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems, resulting in better health outcomes. We combine our decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.

            We operate in two segments: Medicaid Managed Care and Specialty Services. Our Medicaid Managed Care segment provides Medicaid and Medicaid-related health plan coverage to individuals through government subsidized programs, including Medicaid, the State Children's Health Insurance Program (CHIP), long-term care (LTC), Foster Care, dual eligible individuals in Medicare Special Needs Plans and the Supplemental Security Income Program, also known as the Aged, Blind or Disabled Program, or collectively ABD. As of December 31, 2012, Medicaid accounted for 77% of our at-risk membership, while CHIP (also including Foster Care) and ABD (also including Medicare) accounted for 9% and 12%, respectively. Hybrid programs and long-term care represent the remaining 2% at-risk membership. Our Specialty Services segment offers products for behavioral health, care management software, health insurance exchanges, individual health insurance, life and health management, managed vision, telehealth services, and pharmacy benefits management to state programs, healthcare organizations, employer groups and other commercial organizations, as well as to our own subsidiaries. Our health plans in Arizona and Massachusetts are included in the Specialty Services segment.

Our initial health plan commenced operations in Wisconsin in 1984. We were organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001.
            The selling stockholders acquired the shares of our common stock which are the subject of this prospectus in connection with the acquisition of U.S. Medical Management, LLC on January 6, 2014. See “Selling Stockholders” below.

            Our principal executive offices are located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and our telephone number is (314) 725-4477. Our website address is www.centene.com. We do not incorporate the information contained on our website into this Prospectus, and you should not consider it part of this Prospectus.

The Offering

Securities Offered	Common stock, $0.001 par value per share

Number of shares of common stock being offered by selling stockholders	Up to 2,423,004 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares in
this offering.

New York Stock Exchange Symbol	CNC

1

RISK FACTORS

This prospectus contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those incorporated herein by reference from our 2012 Annual Report, our 2013 Quarterly Reports and our other filings with the SEC. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. These risks include those described in the “Risk Factors” item of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 (filed October 22, 2013) which is incorporated by reference in this prospectus.

An investment in our common stock involves a high degree of risk. You should carefully consider the specific factors listed below together with the risk factors incorporated by reference in this prospectus and other information included in this prospectus or incorporated by reference in this prospectus, including our financial statements and related notes, before you decide whether to purchase shares of our common stock. Additional risks and uncertainties, including those that are not yet identified or that we, as of the date of this prospectus, think are immaterial, may also adversely affect our business, results of operations and financial condition. The market price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

Risks Related to Our Common Stock

The price of our common stock may be volatile.
During the twelve months ended December 31, 2013, the high sales price per share of our common stock on the NYSE was $67.84 and the low sales price per share was $40.57. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors incorporated by reference herein, as well as:

•	State and federal budget decreases;

•	actual or anticipated fluctuations in operating results;

•	changes in expectations as to future financial performance or buy/sell recommendations of securities analysts;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors;

•	actions of our current stockholders, including sales of common stock by our directors and executive officers;

•	the arrival or departure of key personnel;

•	our, or a competitor's, announcement of new products, services or innovations; and

•	the operating and stock price performance of other comparable companies.

General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect the price of our common stock. For these reasons, investors should not rely on recent trends to predict future prices of our common stock or financial results.
Future issuances of equity or equity-linked securities by us may cause the market price of shares of our common stock to fall.
As of January 3, 2014, we had 55,321,245 shares of our common stock outstanding. The issuance of these new shares, the common stock offered hereby and the sale of additional shares that may become eligible for sale in the public market from time to time upon the exercise of stock options or vesting of equity awards could have the effect of depressing the market price for shares of our common stock.
Our issuance of preferred stock could adversely affect holders of common stock.
Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of common stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the price of our common stock could be adversely affected.

Our corporate documents and provisions of Delaware law may prevent a change in control or management that stockholders may consider desirable.
Section 203 of the Delaware General Corporation Law, laws of states in which we operate, and our charter and by-laws contain provisions that might enable our management to resist a takeover of our company. These provisions could have the effect of delaying, deferring, or preventing a change in control of Centene or a change in our management that stockholders may consider favorable or beneficial. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.
We may not pay cash dividends on our common stock.
We have never declared any cash dividends on our capital stock and currently anticipate that we will retain any future earnings for the development, operation and expansion of our business. The declaration and payment of dividends is at the discretion of our board of directors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements set forth in this prospectus and incorporated by reference from documents we have filed with the Securities and Exchange Commission may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation:

•	our ability to accurately predict and effectively manage health benefits and other operating expenses;

•	competition;

•	membership and revenue projections;

•	timing of regulatory contract approval;

•	changes in healthcare practices;

•
changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder;

•	changes in expected contract start dates;

•	changes in expected closing dates for acquisitions;

•	inflation;

•	provider and state contract changes;

•	new technologies;

•	reduction in provider payments by governmental payors;

•	major epidemics;

•	disasters and numerous other factors affecting the delivery and cost of healthcare;

•	the expiration, cancellation or suspension of our Medicare or Medicaid managed care contracts by federal or state governments;

•	the outcome of pending legal proceedings;

•	availability of debt and equity financing, on terms that are favorable to us; and

•	general economic and market conditions.

These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. See “Risk Factors” beginning on page 2 of this prospectus for reference to the factors that could cause actual results to differ materially.

You should not place undue reliance on such statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to such forward looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the shares of common stock sold by the selling stockholders.

SELLING STOCKHOLDERS

In connection with the acquisition of U.S. Medical Management, LLC on January 6, 2014, we have issued 2,423,004 shares of our common stock as a portion of the consideration in a private placement to the selling stockholders. We are registering all of these shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock owned by or attributable to such selling stockholder immediately prior to this registration (including the shares offered by this prospectus), the number of shares offered hereby and registered by the registration statement of which this prospectus is a part, and the number of shares of our common stock to be owned by each selling stockholder after this offering. The number of shares to be owned after this offering assumes that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of our common stock are subsequently bought or sold by the selling stockholders.

Name	Ownership Prior to the Registration		Shares Covered by this Registration Statement	Ownership After the Shares are Sold
	Number of Shares	Percent		Number of Shares	Percent
Mark T. Mitchell	2,414,870	4.2%	2,414,870	—	*
Mitchell-USMM Holdings, LLC	8,134	*	8,134	—	*

* Represents less than 1% of the total outstanding shares of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders may effect from time to time sales of the common stock directly or indirectly, by or through underwriters, agents or broker-dealers, and the common stock may be sold by one or a combination of several of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions;

•	an underwritten public offering in which one or more underwriters participate;

•	purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;

•	“block” sale transactions;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The common stock may be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the common stock or at negotiated prices. At the time that a particular offer is made, a prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the selling stockholders and purchasers of the common stock may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the selling stockholders and the purchasers of the common stock in amounts that will be negotiated prior to the time of the sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business. We have not been advised that the selling stockholders have any definitive selling arrangement with any underwriter, broker-dealer or agent.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The selling stockholders may also resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), provided that such sale meets the criteria and conforms to the requirements of such rule.

Any broker or dealer participating in any distribution of the common stock in connection with the offering made by this prospectus may be considered to be an “underwriter” within the meaning of the Securities Act and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the common stock from or through that broker or dealer.

We will not receive any of the proceeds from the sale of the common stock offered pursuant to this prospectus. We will bear all expenses incident to the registration of the common stock under federal and state securities laws and the sale of the common stock including one-half of any discounts, fees of underwriters, selling brokers and dealer managers, but excluding attorneys fees incurred by the selling stockholders, and any transfer taxes payable on any shares.

In order to comply with various states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, including the attached exhibits, and any reports, proxy statements or other information that we file at the SEC's public reference room in Washington, D.C. at Room 1580, 100 F Street, N.E., 20549. You can request copies of these documents by writing to the SEC and paying a duplicating charge. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms in other cities. The SEC makes our filings available to the public on its Internet site (http://www.sec.gov). In addition, you may inspect such reports and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

In addition, we make available free of charge through our Internet site (http://www.centene.com) reports we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC.

The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this prospectus, except for any information directly superseded by information subsequently filed with the SEC and incorporated in this prospectus.

We incorporate by reference into this prospectus the following documents (SEC File No. 001-31826), which contain important information about us and our business and financial results:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•
our Definitive Proxy Statement on Schedule 14A related to our Annual Meeting of Shareholders, filed on March 8, 2013 (only with respect to information contained in such Definitive Proxy Statement that is incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012);

•	our Quarterly Reports on form 10-Q filed with the SEC on April 23, 2013, July 23, 2013 and October 22, 2013;

•
our Current Reports on form 8-K filed with the SEC on February 15, 2013, April 2, 2013, April 24, 2013, May 16, 2013, May 22, 2013, June 6, 2013, June 17, 2013, June 19, 2013, August 28, 2013, December 13, 2013 (other than Item 7.01 contained therein); and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 14, 2003, as amended by our Forms 8-A/A filed with the SEC on December 17, 2004 and April 26, 2007, including any amendments or reports filed for the purpose of updating such description.

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the expiration of the offering. The SEC allows us to incorporate by reference into this prospectus such documents. You should consider any statement contained in this prospectus (or in a document incorporated into this prospectus) or any prospectus supplement to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

We encourage you to read our SEC reports, as they provide additional information about us which prudent investors find important. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no charge upon request by contacting us at Centene Corporation, Attn: Corporate Secretary, 7700 Forsyth Boulevard, St. Louis, Missouri 63105, telephone (314) 725-4477.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and the provisions of our certificate of incorporation and by-laws. It also summarizes some relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as Delaware law or the DGCL. Since the terms of our certificate of incorporation, by-laws, and Delaware law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information.”

General

Centene's authorized capital stock consists of 110 million shares, of which:

•	100 million shares are designated as common stock, par value $.001 per share, and

•	10 million shares are designated as preferred stock, par value $.001 per share.

As of January 3, 2014, Centene had 55,321,245 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Subject to any preference rights of holders of preferred stock, the holders of common stock are entitled to receive dividends and other distributions in cash, stock or property, if any, declared from time to time by the directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of preferred stock to prior distribution. In the event of a merger or consolidation, the holders of each share of common stock shall be entitled to receive the same per share consideration on a per share basis. Holders of common stock have no cumulative voting rights. The common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the completion of this offering will be fully paid and nonassessable.

We may issue additional shares of authorized common stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law.

The transfer agent and registrar for the common stock is Broadridge Corporate Issuer Solutions, Inc. Information about Broadridge Corporate Issuer Solutions, Inc. may be obtained at (855) 627-5087. Our common stock is listed on the NYSE under the symbol “CNC.”

Preferred Stock

The following is a description of general terms and provisions of the preferred stock. All of the terms of the preferred stock are, or will be contained in our certificate of incorporation or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock, and will be available as described under the heading “Where You Can Find More Information.”

Our board of directors is authorized, without further stockholder approval but subject to applicable rules of the NYSE and any limitations prescribed by law, to issue up to 10 million shares of preferred stock from time to time. Our board of directors has the discretion to provide for the issuance of all or any shares of preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:

•	subject to redemption at such time or times and at such price or prices,

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entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series,

•	entitled to such rights upon the dissolution of Centene or upon any distribution of our assets, or

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convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock of Centene at such price or prices or at such rates of exchange and with such adjustments as the board may determine.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock may provide desirable flexibility in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Centene by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our stockholders for issuance of common and preferred stock unless our board of directors believes that approval is advisable or is required by applicable rules of the NYSE or Delaware law.

Limitation on Liability of Directors; Indemnification

Our certificate of incorporation provides that no director shall be personally liable to Centene or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Our certificate of incorporation further provides that any repeal or modification of this limitation of liability by our stockholders shall not adversely affect any right or protection of a director of Centene existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Our certificate of incorporation requires that we indemnify our directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. Except for proceedings to enforce rights to indemnification, however, Centene shall not be obligated to indemnify in connection with a proceeding (or part thereof) if such director, officer or successor in interest initiated such proceeding (or part thereof) unless such proceeding was authorized or consented to by the board of directors. The right to indemnification includes the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Any repeal or modification by the stockholders of indemnification or advancement rights shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of Centene existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

The board of directors may in its discretion provide rights to indemnification and to the advancement of expenses to employees and agents of Centene similar to those described above.

The inclusion of these provisions in our certificate of incorporation and by-laws may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter Centene or its stockholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Centene and its stockholders.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws

Some of the provisions in our certificate of incorporation and by-laws and Delaware law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of Centene;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our stockholders; and

•	limiting our stockholders' opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our certificate of incorporation and by-laws that could have the effects described above. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Business Combination Statute. We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Other Supermajority Voting Requirements. In addition to the supermajority requirement for certain business combinations discussed above, Centene's certificate of incorporation also contains other supermajority requirements, including:

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a requirement that the vote of 75% of the outstanding shares of common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required to remove a director, with or without cause; and

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a requirement that the vote of 75% of the outstanding shares of common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required for the stockholders to adopt, amend, alter or repeal the by-laws; and

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a requirement that any amendment or repeal of specified provisions of Centene's certificate of incorporation (including provisions relating to directors and amendment of our by-laws) must be approved by at least 75% of the outstanding shares of our common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors.

Actions at Meetings of Stockholders; Special Meetings. Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or some of our officers. These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or management.

Classified Board of Directors. Our certificate of incorporation and by-laws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class.

Directors, and Not Stockholders, Fix the Size of the Board of Directors. Our certificate of incorporation and by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than five nor more than eleven directors.

Board Vacancies to Be Filled by Remaining Directors and Not Stockholders. Under our certificate of incorporation and by-laws, any vacancy created by any reason prior to the expiration of the term in which the vacancy occurs will be filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor.

Advance Notice for Stockholder Proposals. Our by-laws contain provisions requiring that advance notice be delivered to Centene of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to our board of directors. Ordinarily, the stockholder must give notice not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the meeting is not within 30 days before or 70 days after such date, notice by the stockholder must be received no earlier than 120 days prior to such meeting and no later than the later of 70 days prior to the meeting or the 10th day following the day on which such public notice was first given. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Centene Corporation as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

800,000 Shares
Centene Corporation
Common Stock

Prospectus Supplement January 27, 2014

Barclays